UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2017

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2017, Valley National Bancorp and Valley National Bank (collectively, the “Company”) entered into an amended and restated severance letter agreement (the “Severance Letter Agreement”) with Gerald H. Lipkin. The Severance Letter Agreement clarifies Mr. Lipkin’s pension benefit by conforming the conversion factor that is used to determine his annuity to the Company’s qualified pension plan. The result is an estimated 66 2/3rds joint and survivor annual annuity payable to Mr. Lipkin of $801,170 as of December 31, 2016 and an estimated increase in the present value of Mr. Lipkin’s pension benefit of between $347,000 and $463,000 as of December 31, 2016.

The above summary is qualified in its entirety by Exhibit 10.1 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Severance Letter Agreement, dated as of January 24, 2017, between Valley National Bancorp, Valley National Bank and Gerald H. Lipkin.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2017		VALLEY NATIONAL BANCORP

	By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President and
General Counsel

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EXHIBIT INDEX

Exhibit No.	Title
10.1	Severance Letter Agreement, dated as of January 24, 2017, between Valley National Bancorp, Valley National Bank and Gerald H. Lipkin.

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